                                                                    EXHIBIT 99.1





             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



                                      AMONG



                                AGILERA.COM, INC.



                                   CIBER, INC.



                                       AND



                                 THE PURCHASERS
                  (AS SET FORTH ON THE SCHEDULE OF PURCHASERS)



                             DATED FEBRUARY 29, 2000

                                TABLE OF CONTENTS

1.       DEFINITIONS.....................................................................................1

2.       AGREEMENT TO SELL AND PURCHASE..................................................................8

         2.01     Authorization of Shares................................................................8
         2.02     Sale and Purchase......................................................................8

3.       CLOSING, DELIVERY AND PAYMENT...................................................................9

         3.01     Closing................................................................................9
         3.02     Additional Purchasers.................................................................10
         3.03     Post-Closing Transaction..............................................................10

4.       REPRESENTATIONS AND WARRANTIES OF CIBER AND THE COMPANY........................................10

         4.01     Organization, Good Standing and Qualification.........................................10
         4.02     Certificate of Incorporation and Bylaws; Records......................................11
         4.03     Capitalization........................................................................12
         4.04     Authorization; Binding Obligations....................................................13
         4.05     Non-Contravention; Consents...........................................................13
         4.06     Financial Statements..................................................................14
         4.07     Compliance With Legal Requirements....................................................16
         4.08     Governmental Authorizations...........................................................16
         4.09     Proprietary Rights....................................................................16
         4.10     Proceedings; Orders...................................................................17
         4.11     Title to Assets.......................................................................18
         4.12     Material Contracts....................................................................19
         4.13     Employees; Employee Benefits..........................................................20
         4.14     Receivables; Major Customers..........................................................21
         4.15     Major Suppliers.......................................................................22
         4.16     Tax Matters...........................................................................23
         4.17     Securities Laws Compliance; Registration Rights.......................................24
         4.18     Finders and Brokers...................................................................24
         4.19     Environmental Compliance..............................................................24
         4.20     Insurance.............................................................................24
         4.21     Related Party Transactions............................................................25
         4.22     Absence of Changes....................................................................26
         4.23     Powers of Attorney....................................................................28
         4.24     Benefit Plans; ERISA..................................................................28
         4.25     Full Disclosure.......................................................................30
         4.26     DATA CENTER...........................................................................30
         4.27     Unrelated Business Taxable Income.....................................................31
         4.30     PERFORMANCE BONDS, ETC................................................................31

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...............................................31

         5.01     Requisite Power and Authority.........................................................31
         5.02     Non-Contravention.....................................................................31

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

         5.03     Investment Representations............................................................31
                  (a)      Purchaser Bears Economic Risk................................................31
                  (b)      Acquisition for Own Account..................................................32
                  (c)      Purchaser Can Protect Its Interest...........................................32
                  (d)      Accredited Investor..........................................................32
                  (e)      Company Information..........................................................32
                  (f)      Rule 144.....................................................................32
         5.04     Consents..............................................................................32

6.       PRE-CLOSING COVENANTS..........................................................................33

         6.01     Access and Investigation..............................................................33
         6.02     Operation of Business.................................................................33
         6.03     Filings and Consents..................................................................35
         6.04     Notification; Updates to Disclosure Schedule..........................................36
         6.05     Payment of Indebtedness by Related Parties............................................37
         6.06     No Negotiation........................................................................37
         6.07     Best Efforts..........................................................................37
         6.08     Confidentiality.......................................................................37
         6.09     Stock Option Plan.....................................................................38
         6.10     Approval of Certificate of Designation; Authorization of Shares.......................38
         6.11     AFFILIATED ASSETS.....................................................................39

7.       CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS................................................39

         7.01     Representations and Warranties........................................................39
         7.02     EXECUTION OF AGREEMENTS...............................................................39
         7.03     Certificate of Designation............................................................39
         7.04     Business Plan.........................................................................39
         7.05     Consents, Permits, Waivers and Approvals..............................................39
         7.06     Reservation of Conversion Shares......................................................39
         7.07     Corporate Documents...................................................................40
         7.08     Compliance Certificate................................................................40
         7.09     Delivery of Legal Opinion.............................................................40
         7.10     Certification of Securities Holdings..................................................40
         7.11     NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENTS....................................40
         7.12     AFFILIATED ASSETS.....................................................................40
         7.13     Amendment to Existing PLAN............................................................40
         7.14     Qualification to Conduct Business.....................................................40
         7.15     Employment Agreements.................................................................40
         7.16     Insurance.............................................................................41
         7.17     Company Benefits Plans................................................................41
         7.18     Pipeline Report.......................................................................41

8.       CONDITIONS PRECEDENT TO THE COMPANY'S AND CIBER'S OBLIGATIONS..................................41

         8.01     Representations and Warranties........................................................41
         8.02     Execution of Agreements...............................................................41
         8.03     Business Plan.........................................................................41
         8.04     Consents, Permits, Waivers and Approvals..............................................41

                                       ii

         8.05     Compliance Certificate................................................................42

9.       EXPENSE REIMBURSEMENT..........................................................................42

10.      INDEMNIFICATION, ETC...........................................................................42

         10.01    Survival of Representations and Covenants.............................................42
         10.02    Indemnification by the Company and CIBER..............................................43

11.      TERMINATION....................................................................................44

         11.01    Rights to Terminate...................................................................44
         11.02    Effect of Termination.................................................................45

12.      MISCELLANEOUS..................................................................................45

         12.01    Governing Law.........................................................................45
         12.02    Survival..............................................................................46
         12.03    Successors and Assigns................................................................46
         12.04    Entire Agreement......................................................................46
         12.05    Specific Enforcement..................................................................47
         12.06    Severability..........................................................................47
         12.07    Amendment and Waiver..................................................................47
         12.08    Notices...............................................................................47
         12.09    Counterparts; Facsimile...............................................................48
         12.10    Future Financings.....................................................................48
         12.11    EXCULPATION AMONG PURCHASERS..........................................................48
         12.12    PRESS RELEASES AND ANNOUNCEMENTS......................................................49
         12.13    Interpretation........................................................................49
         12.14    NO THIRD PARTY BENEFICIARIES..........................................................49

Exhibit A         Schedule of Purchasers
Exhibit B         Certificate of Designation
Exhibit C         Financial Statements
Exhibit D         Form of Confidentiality, Anti-Solicitation And Invention Assignment Agreement
Exhibit E         Form Of Amendment To Existing Plan

                                                                       EXECUTION
                                                                            COPY


                              SERIES A CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT


         This Series A Convertible Preferred Stock Purchase Agreement is entered into as of February 29, 2000, by and among Agilera.com, Inc., a Delaware corporation (the "COMPANY"), CIBER, Inc., a Delaware corporation ("CIBER") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (collectively, the "PURCHASERS" and each, individually, a "PURCHASER").

         In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         Capitalized terms in this Agreement are used as defined in this
Article 1 or elsewhere in this Agreement (such terms to be equally applicable to the singular and plural forms thereof):

         "ACQUISITION TRANSACTION" means any transaction involving:

         (a) the sale or other disposition of all or any substantial portion of the Company's business or assets;

         (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company, in each case, other than with respect to:

                  (A) any issuance of shares of such stock issued upon exercise or conversion of any option, warrant or other convertible security outstanding as of the Closing Date;

                  (B) shares of such stock issued or issuable in a public offering before or in connection with which all outstanding Shares will be converted to Common Stock or upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

                  (C) warrants issued in connection with any borrowings (and any Common Stock issued in connection with the exercise of such warrants), whether or not presently authorized, including any type of loan, lease financing or payment evidenced by any type of debt instrument, if such borrowing, loan or debt instrument is approved by a majority of the Company's Board of Directors; or

                  (D) any options, warrants or rights issued under the New Plan or any other stock option plan of the Company then in effect; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

         The term "Acquisition Transaction" shall not include any of the foregoing transactions that involve CIBER directly and that involve the Company only indirectly as a result of CIBER's ownership of Common Stock.

         "ADDITIONAL PURCHASERS" has the meaning set forth in Section 3.02.

         "ADJUNCT SERVICES AGREEMENT" means the Adjunct Services Agreement, dated the Closing Date, by and between Verio Inc. and the Company.

         "AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person or an officer, director, holder of 10% or more of the outstanding equity securities of such Person, or the parent, spouse or lineal descendant of any of the foregoing.

         "AFFILIATED ASSETS" has the meaning set forth in Section 4.21.

         "AGREEMENT" means this Series A Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company, CIBER and the Purchasers (including the Disclosure Schedule and all other Schedules and Exhibits attached hereto), as it may be amended from time to time.

         "ALLIANCE AGREEMENT" means the Business Alliance Agreement, dated the Closing Date, by and between the Company and CIBER.

         "BEST EFFORTS" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved in a commercially reasonable manner and as expeditiously as is commercially reasonable under the circumstances.

         "BREACH", when used in connection with any representation, warranty, covenant, obligation or other provision set forth in this Agreement, means that there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, and Breach shall be deemed to refer to any such inaccuracy, breach, failure or circumstance.

         "CENTENNIAL" means, collectively, Centennial Fund VI, L.P., a Delaware limited partnership, Centennial Entrepreneurs Fund VI, L.P., a Delaware limited partnership, Centennial Strategic Partners VI, L.P., a Delaware limited partnership and Centennial Holdings I, LLC a Delaware limited partnership.

         "CERTIFICATE OF DESIGNATION" has the meaning set forth in Section
2.01.

         "CIBER" has the meaning set forth in the introductory paragraph.

         "CIBER ADVANCE" has the meaning set forth in Section 3.03.

         "CLOSING" has the meaning set forth in Section 3.01.

         "CLOSING DATE" has the meaning set forth in Section 3.01.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the shares of common stock of the Company.

         "COMPANY" has the meaning set forth in the introductory paragraph.

         "COMPANY CONTRACT" means any Contract:

         (a)      to which the Company is a party;

         (b) by which the Company or any of its assets is bound or under which the Company has, or may become subject to, any obligation;

         (c) under which the Company has or may acquire any right or interest; or

         (d) all or any portion of the Affiliated Assets which are to be assigned to the Company pursuant to Section 6.11.

         "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" means, with respect to any Person, any written or oral agreement, contract, lease, understanding, arrangement, instrument, note, guaranty, deed, assignment, power of attorney or certificate of any nature to which such Person is a party or by which its properties or assets are bound, as such Contract may be amended from time-to-time.

         "CONVERSION SHARES" has the meaning set forth in Section 4.01.

         "DAMAGES" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including the reasonable cost of investigation) or expense of any nature, but shall not include Special Damages.

         "DATA CENTER" has the meaning set forth in Section 4.26.

         "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of this Agreement), and as defined in Article 4, delivered to the Purchasers on behalf of the Company and CIBER, a copy of which is attached to this Agreement and incorporated in this Agreement by reference.

         "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Section 3(3) of ERISA.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or other entity.

         "ENVIRONMENTAL LAW" has the meaning set forth in Section 4.19.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED CONTRACT" means any Company Contract that meets any of the following requirements:

         (a) the Company has entered into such Company Contract in the Ordinary Course of Business and such Company Contract does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $50,000; or

         (b) has a term of less than 90 days or may be terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company.

         "EXISTING PLAN" means the CIBER Enterprise Outsourcing, Inc. Stock Option Plan.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.06.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORIZATION" means any:

         (a) permit, license, certificate, franchise, concession, approval, Consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

         (b)      right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b)      federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d) multi-national governmental or quasi-governmental organization or body; or

         (e) other body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

         "INDEMNITEE" has the meaning set forth in Section 10.02.

         "KNOWING BREACH" has the meaning set forth in Section 10.01. "KNOWLEDGE" of a particular fact or other matter means that:

         (a) the individual in question is actually aware of such fact or other matter; or

         (b) a reasonable business person engaged in the Company's line of business would be expected to discover or otherwise become aware of such fact in the course of operating the business.

         CIBER's Knowledge shall mean the Knowledge of its executive officers, and the Company's Knowledge shall mean the Knowledge of those individuals identified in Part 1.01 of the Disclosure Schedule.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other governmental law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) required to be disclosed on a balance sheet prepared in accordance with GAAP.

         "MATERIAL CONTRACT" has the meaning set forth in Section 4.12.

         "MEMBER OF THE CONTROLLED GROUP" means each trade or business, whether or not incorporated, that would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

         "MULTIEMPLOYER PLAN" means a plan described in Section 3(37) of ERISA.

         "ORDER" means any:

         (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

         (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         "ORDINARY COURSE OF BUSINESS" means an action taken by or on behalf of the Company that:

         (a) is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day-to-day operations;

         (b) is taken in accordance with prudent business practices consistent with industry practices; and

         (c) is not required to be authorized by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors.

         "PERSON" means any individual, Entity or Governmental Body.

         "PLAN" has the meaning set forth in Section 4.24.

         "PLATFORM SERVICES AGREEMENT" means the Platform Services Agreement, dated the Closing Date, by and between Verio Inc. and the Company.

         "PRE-CLOSING PERIOD" means the period commencing as of the date of this Agreement and ending on the Closing Date.

         "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         "PROPRIETARY ASSET" means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         "PURCHASERS" has the meaning set forth in the introductory paragraph.

         "RELATED PARTY" means, with respect to the Company:

         (a) CIBER, or any of its Affiliates;

         (b) each individual who is, or who has within the past year been, an officer of the Company;

         (c) each member of the family (comprising the spouse, children, parents or siblings of such individual) of each of the individuals referred to in clause "(b)" above; and

         (d) any Entity (other than the Company) in which any one of the Persons referred to in clauses "(a)," "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         "REPRESENTATIVES" means as to any particular party, the officers, directors, employees, attorneys, accountants, advisors and representatives of such party. CIBER, its Representatives and all other Related Parties shall be deemed to be Representatives of the Company.

         "SECURITIES ACT" means the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SHARES" has the meaning set forth in Section 2.01.

         "SPECIAL DAMAGES" shall include consequential damages, decline in value and lost opportunity, but shall not include punitive damages; PROVIDED, HOWEVER, that lost opportunity shall not be measured in respect of a party's alternative investment opportunities; PROVIDED, FURTHER, that for purposes of determining the amount of any

Special Damages, such amount may be mitigated by taking into account positive or offsetting events that occur after the date hereof, but prior to the award of such Special Damages.

         "SPECIFIED REPRESENTATIONS" has the meaning set forth in Section
10.02.

         "STOCKHOLDERS AGREEMENT" means the Agilera.com Stockholder and Voting Agreement, dated as of the Closing Date, by and among the Company, CIBER, the Investors and the Management Holders (as such terms are defined therein).

         "TAX" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is or has been (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRANSACTION AGREEMENTS" has the meaning set forth in Section 4.01.

         "TRANSITION SERVICES AGREEMENT" means the General and Administrative Services Agreement, dated as of the Closing Date, between CIBER and the Company.

         "USRPHC" has the meaning set forth in Section 4.16.

         "VERIO" means Verio, Inc., a Delaware corporation, or Verio LLC, a Delaware limited liability company wholly owned by Verio, Inc.

2.       AGREEMENT TO SELL AND PURCHASE

         2.01 AUTHORIZATION OF SHARES. On or prior to the Closing, the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series A Convertible Preferred Stock (the "SHARES") having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Series A Convertible Preferred Stock, attached hereto as EXHIBIT B (the "CERTIFICATE OF DESIGNATION").

         2.02 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to each Purchaser, and each

Purchaser severally, and not jointly, agrees to purchase from the Company, the number of Shares set forth opposite its name on EXHIBIT A at a purchase price per Share of $3.25.

3.       CLOSING, DELIVERY AND PAYMENT

         3.01 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place at 10:00 a.m. on the date on which all of the conditions specified in Article 7 have been satisfied or waived by all of the Purchasers, at the offices of Brobeck, Phleger & Harrison LLP, 370 Interlocken Boulevard, Suite 500, Broomfield, Colorado, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE"). Subject to the terms and conditions hereof, the following transactions shall occur at the Closing:

               (a) the Company shall deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser;

               (b) each Purchaser shall effect payment for the Shares purchased at the Closing by certified check or wire transfer of immediately available funds to an account designated by the Company;

               (c) if not already done, each of the Transaction Agreements shall be executed and delivered;

               (d) if not already done, the Company shall amend its Certificate of Incorporation to authorize the Conversion Shares and shall file such amendment, as well as the Certificate of Designation, with the Secretary of State of the State of Delaware;

               (e) the Company and CIBER shall each deliver to each of the Purchasers the compliance certificate contemplated by Section 7.09;

               (f) the legal opinion specified in Section 7.10 shall be delivered to the Purchasers;

               (g) if not already done, a meeting of the stockholders of the Company shall be held (or the written consent of the stockholders shall be obtained pursuant to the Company's Certificate of Incorporation) at which the stockholders shall elect a new board of directors of the Company in accordance with Section 5.01(a) of the Stockholders Agreement and shall approve the business plan and the operating budget; and

               (h) if not already done, the Company shall provide to Centennial the Certification specified in Section 7.11.

Each of the transactions listed above (other than such transactions that may take place prior to the Closing and that have been completed prior to the Closing) shall be deemed to take place simultaneously and none of them shall be deemed to have been completed until all of them have been completed.

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

         3.02 ADDITIONAL PURCHASERS. At or at any time prior to the 16th day following the Closing Date, the Company may sell Shares to certain additional purchasers, which additional purchasers shall be acceptable to each of Verio, Centennial and CIBER, in their full discretion (each an "ADDITIONAL PURCHASER"), on the same terms and conditions as such Shares are being sold to the Purchasers hereunder and in an aggregate amount not to exceed $30 million.

         3.03  POST-CLOSING TRANSACTION.

               (a) At the Closing, the Company shall pay to CIBER the amount of $9,908,855.00, representing the full repayment of advances made by CIBER to the Company on or prior to December 31, 1999 (collectively with the sums to be paid pursuant to Section 3.03(c), the "CIBER ADVANCE").

               (b) As promptly as practicable following the Closing (but not later than 30 days thereafter), the Company shall prepare and deliver to the Purchasers and CIBER a report of the funds advanced by CIBER to the Company from January 1, 2000 through the Closing Date. The Purchasers and their accountants shall be entitled to make an independent review of such report, and the Company shall provide the Purchasers and their accountants with full access to the books and records of the Company in connection with such review. The Purchasers and their accountants shall, within 15 business days following their receipt of such report, notify the Company that either the report is acceptable or that it is unacceptable, specifying in detail the reasons therefor. The parties shall endeavor to resolve such dispute as soon as is reasonably practicable; PROVIDED, HOWEVER, that in the event the parties are unable to resolve such dispute within 30 days from the date of such notice, they shall jointly appoint an independent, nationally-recognized accounting firm to resolve such dispute, the costs of which shall be borne by the Company.

               (c) Promptly upon receipt by the Purchasers of the report referenced in Section 3.03(b) or upon the resolution of any dispute related thereto, as the case may be, the Company shall pay to CIBER an amount equal to the amount of any funds advanced by CIBER to the Company from January 1, 2000 through the Closing Date.

4.       REPRESENTATIONS AND WARRANTIES OF CIBER AND THE COMPANY

         Except as specifically set forth in the disclosure schedules attached hereto (the "DISCLOSURE Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company and CIBER hereby jointly and severally represent and warrant to each Purchaser as follows:

         4.01 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Except as set forth in Part 4.01 of the Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualifications. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company has all requisite power and authority (a) to execute and deliver (i) this Agreement; (ii) the Stockholders Agreement; (iii) the Platform Services Agreement; (iv) the Adjunct Services Agreement; (v) the Alliance Agreement; and (vi) the Transition Services Agreement; (b) to issue and sell the Shares and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES"); and (c) perform its obligations under the other provisions of this Agreement, the Stockholders Agreement, the Platform Services Agreement, the Adjunct Services Agreement, the Alliance Agreement and the Transition Services Agreement (collectively, except for this Agreement, the "TRANSACTION AGREEMENTS").CIBER represents (severally and not jointly with the Company) that CIBER is a corporation duly organized under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Agreements to which it is a party.

         4.02  CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.

               (a) The Company has delivered to the Purchasers accurate and complete copies of:

                       (i) The Company's certificate of incorporation and bylaws, including all amendments thereto;

                       (ii)     the stock records of the Company; and

                       (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written Consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company, in each case at which any material matter was considered or material action taken.

         There have been no meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company at which any material matter was considered or material action taken that are not reflected in such minutes or other records.

               (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Agilera.com, Inc." and "CIBER Enterprise Outsourcing, Inc."

               (c) There has not been any material violation of any of the provisions of the Company's certificate of incorporation or bylaws or of any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, and no event has occurred, and no condition or circumstance exists, except as set forth in
Part 4.02(c) of the Disclosure Schedule, that reasonably would be expected (with or without notice or lapse of time) to constitute or result directly or indirectly in such a violation, where such violation would have a material adverse effect on the Company.

               (d) The books of account, stock records, minute books and other records of the Company are accurate, up to date and complete in all material respects, and have been maintained in accordance with prudent business practices. Except as set forth in Part 4.02(d) of the Disclosure Schedule, all of the records of the Company are in the actual possession and direct control of the Company.

        4.03   CAPITALIZATION.

               (a) The authorized capital stock of the Company (without regard to the amendments contemplated by Section 3.01(d)) consists of 30,000,000 shares of Common Stock, par value $.01 per share, of which 10,000,000 shares have been issued and are outstanding, all of which are held by CIBER. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued in full compliance with all applicable securities laws (or pursuant to valid exemptions therefrom) and other applicable Legal Requirements, and are fully paid and non-assessable.

               (b) Part 4.03(b) of the Disclosure Schedule sets forth the names of each holder of outstanding options to purchase shares of the Company's capital stock and, for each such holder, the number of options held, the grant date, expiration date, vesting schedule and exercise price for such options. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of each of the options listed in Part 4.03(b) of the Disclosure Schedule. Other than the options set forth on Part 4.03(b) of the Disclosure Schedule and the transactions contemplated herein, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or reasonably would be expected to become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) except as set forth in Part 4.03(b) of the Disclosure Schedule, condition or circumstance that reasonably would be expected directly or indirectly to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

               (c) Except as set forth in Part 4.03(c) of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired (and, except as contemplated by this Agreement, has not agreed, committed or offered (in writing or otherwise) to reacquire) any shares of capital stock or other securities of the Company. Any securities so reacquired by the Company were (or will have been) reacquired in full compliance with all applicable Legal Requirements.

               (d) Prior to the Closing, all of the Shares and the Conversion Shares (i) will have been duly authorized and reserved for issuance, (ii) upon issuance in compliance with the provisions of this Agreement and the Certificate of Designation will be validly issued, fully paid and non-assessable, and (iii) upon issuance in compliance with the provisions of this Agreement and the Certificate of Designation will have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

        4.04 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Transaction Agreements, and for the performance of all obligations of the Company hereunder and under the Transaction Agreements and for the delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement and the Transaction Agreements constitute, or upon execution and delivery will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally. CIBER represents (severally and not jointly with the Company), that all corporate action on the part of CIBER, its officers, directors and stockholders necessary for the authorization of this Agreement and the Transaction Agreements to which it is a party, and for the performance of all obligations of CIBER hereunder and under the Transaction Agreements to which it is a party has been taken or will be taken prior to the Closing. This Agreement and the Transaction Agreements to which CIBER is a party constitute, or upon execution and delivery will constitute, valid and binding obligations of CIBER enforceable against CIBER in accordance with their terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

        4.05   NON-CONTRAVENTION; CONSENTS. Except in the case of paragraphs
(b) through (i) for matters that would not reasonably be expected to have a material adverse effect on the Company, neither the execution and delivery of this Agreement or any of the Transaction Agreements, nor the consummation or performance of any of the transactions contemplated herein, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

               (c) cause any of the assets owned or used by the Company to be reassessed or revalued by any Taxing authority or other Governmental Body;

               (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company, which revocation, withdrawal or suspension would have a material adverse effect on the Company;

               (e) contravene, conflict with or result in a violation or Breach of, or result in a default under, any provision of any of the Company Contracts;

               (f) give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

               (g) give any Person the right to any payment by the Company (other than as specifically contemplated herein or in the Transaction Agreements) or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the transactions contemplated hereby; or

               (h) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

               (i) Except for the notification and report form required to be filed under the Hart-Scott-Rodino Act, the filing of a Form D pursuant to Regulation D under the Securities Act, and any corporate filings required pursuant to the laws of the State of Delaware as contemplated herein, and as set forth in Part 4.05(i) of the Disclosure Schedule, the Company will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of this Agreement and any other Transaction Agreement or the consummation or performance of any of the transactions contemplated herein.

CIBER represents, severally and not jointly with the Company, that except for matters that would not reasonably be expected to have a material adverse effect on CIBER and its Affiliates take as a whole, neither the execution nor delivery of this Agreement or any of the Transaction Agreements to which CIBER is a party, nor the consummation or performance of any of the transactions contemplated herein, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation or Breach of, or result in a default under (i) any of the provisions of CIBER's certificate of incorporation or bylaws, (ii) any resolution adopted by CIBER's stockholders or board of directors, or (iii) any provision of any material contract to which CIBER is a party.

        4.06   FINANCIAL STATEMENTS.

               (a) The Company has delivered to the Purchasers the unaudited balance sheet of the Company as of December 31, 1999, and the related unaudited statements of income and operations of the Company for the six months then ended, (collectively, the "FINANCIAL STATEMENTS"), which are attached hereto as EXHIBIT C.

               (b) The Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position of the Company as of the date thereof and the results of operations for the period covered thereby. The Financial Statements have been prepared in all material respects in accordance with GAAP, applied on a consistent basis throughout the periods covered, subject to changes resulting from normal year-end audit adjustments and except that such statements do not contain the notes and the statements of stockholders equity and cash flows required by GAAP.

               (c) At the date of the Financial Statements and except as set forth in Part 4.06(c) of the Disclosure Schedule, (i) the Company had no Liabilities of any nature required by GAAP to be provided for or reflected in the Financial Statements that were not provided for or reflected in the Financial Statements; (ii) the Company had no other material contingent liabilities that would be required by GAAP to be disclosed in the notes to financial statements; (iii) the Company has established reserves for all Liabilities with respect to which GAAP requires that such reserves be established and (iv) all reserves established by the Company and set forth in the Financial Statements were adequate for the purposes for which they were established. As of the date of this Agreement, the Company has no Liabilities, except for:

                           (A) Liabilities identified as such in the "liabilities" column of the Financial Statements or set forth on Part 4.06(c) of the Disclosure Schedule;

                           (B) accounts payable (of the type required to be reflected as current Liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP);

                           (C) the Company's obligations under the Contracts listed in Part 4.12 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts;

                           (D) the CIBER Advance; and

                           (E) Liabilities that have arisen since the date of the Financial Statements in the Ordinary Course of Business or otherwise permitted in accordance with Section 4.22 or set forth on
         Part 4.06(c) of the Disclosure Schedule.

               (d) Other than as set forth on Part 4.06(d) of the Disclosure Schedule and without regard to the CIBER Advance, there has been no material adverse change in the financial condition of the Company since the date of the Financial Statements.

               (e) Upon the audit of the Company's financial statements for the six months ended December 31, 1999 (whether separately or as part of the audit of CIBER's consolidated financial statements for such period), there shall be no adjustment required to the Financial Statements that would cause the net stockholders' equity set forth therein to change from the amount set forth in the Financial Statements. CIBER and the Company acknowledge and agree that any such audit adjustment that would cause the net stockholders' equity in the Company to be reduced below that set forth in the Financial Statements shall be deemed a Breach of the representation and warranty contained in this
Section 4.06(e) and the actual dollar amount of such reduction shall be deemed to be Damages that will give rise to the indemnification obligations set forth in Section 10.02, subject only to the limitations set forth in Sections 10.02(e) and (f).

        4.07 COMPLIANCE WITH LEGAL REQUIREMENTS. Except for such matters as would not reasonably be expected to have a material adverse effect on the
Company:

               (a) to the Company's Knowledge, the Company is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

               (b) to the Company's Knowledge, no event has occurred and no condition or circumstance exists that would reasonably be expected (with or without notice or lapse of time) to constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

               (c) the Company has received no notice or other communication (in writing or otherwise) pending from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature arising under any Environmental Law.

        4.08   GOVERNMENTAL AUTHORIZATIONS.

         The Company has delivered to the Purchasers accurate and complete copies of each Governmental Authorizations that is held by the Company and is material to its business. Each such Governmental Authorization is valid and in full force and effect.

        4.09   PROPRIETARY RIGHTS.

               (a) Except as set forth in Part 4.09 of the Disclosure Schedule and except for off-the-shelf "shrink-wrapped" software products, there is no Proprietary Asset that is owned by or licensed to the Company that is used in connection with and material to the Company's business.

               (b) The Company has taken reasonable measures and precautions necessary to protect the confidentiality and value of each trademark, trade name, service mark and software license owned by the Company, and identified or required to be identified in Part 4.09 of the Disclosure Schedule.

               (c) To the Company's Knowledge, no employee or consultant of the Company is in violation of any Proprietary Asset or any license or other agreement related thereto. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company or are licensed by such employees as described in
Part 4.09 of the Disclosure Schedule.

               (d) To the Company's Knowledge, it has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would reasonably be expected to have a material adverse effect on the business or assets of the Company. The Company is not to its Knowledge infringing, and has not to its Knowledge at any time infringed nor has the Company received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company and CIBER, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company where such infringement would have a material adverse effect on the Company.

               (e) Except as set forth in Part 4.09(d) of the Disclosure Schedule, the Company owns, licenses or has rights to all of the material Proprietary Assets used by the Company. The Proprietary Assets identified in
Part 4.09 of the Disclosure Schedule constitute all of the material Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

        4.10   PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 4.10 of the Disclosure Schedule, there is no pending material Proceeding, and, to the Knowledge of the Company or CIBER, no Person has threatened to commence any material
Proceeding:

                   (i) that involves the Company or that is directed at the Company and otherwise relates to the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                   (ii) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein.

               (b) The Company has delivered to the Purchasers accurate and complete copies of all material pleadings, correspondence and other material written materials to which the Company has access that relate to any of the Proceedings identified in Part 4.10 of the Disclosure Schedule.

               (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

               (d) To the Company's Knowledge (excluding, for purposes of this Section 4.10(d) only, any Knowledge held by the officer or employee in question) no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

               (e) To the Company's and CIBER's Knowledge, there is no proposed Order directed at the Company that, if issued or otherwise put into effect, (i) is reasonably likely to have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the Transaction Agreements, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated herein.

        4.11   TITLE TO ASSETS.

               (a) Except as set forth on Part 4.11(a) of the Disclosure Schedule and as contemplated by the next sentence hereof, the Company owns, and has good, valid and marketable title to, all material assets purported to be owned by it, including:

                   (i)      all assets reflected on the Financial Statements;
        and

                   (ii) all other assets reflected in the Company's books and records as being owned by the Company.

Except as set forth in Part 4.11(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances except liens: (i) reflected in the Financial Statements; (ii) for current Taxes and assessments not delinquent; or (iii) that are not material in scope or amount and do not materially interfere with the conduct of the Company's business.

               (b) Part 4.11(b) of the Disclosure Schedule identifies all real and personal property that is being leased or licensed to the Company and that is material to the Company's business (other than as contemplated in Section 4.09). All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in all material respects in accordance with their respective terms and there exists no material default thereunder or occurrence or condition that would result in a material default thereunder or termination thereof. The Company's buildings, equipment and other tangible assets are in good operating condition, have been subjected only to reasonable and customary wear and tear, and are useable in the Ordinary Course of Business, and, except for the real and personal property owned by CIBER, and specified in the Transition Services Agreement, the Company owns, or has a valid leasehold interest in, all real and tangible personal property necessary for the conduct of its business as presently conducted.

               (c) Part 4.11(c) of the Disclosure Schedule identifies (i) all material assets owned by other Persons that are used in the Company's business (other than (A) as set forth in Part 4.11(a) of the Disclosure Schedule; (B) Proprietary Assets and (C) assets leased or licensed to the Company and listed in Parts 4.11(b) or 4.26 of the Disclosure Schedule) and
(ii) the owner of each such asset.

        4.12   MATERIAL CONTRACTS.

               (a) Part 4.12(a) of the Disclosure Schedule identifies each Company Contract, except for any Excluded Contract and (except for Contracts that are the subject of Sections 4.11, 4.14 and 4.15 of this Agreement) Contracts that involve future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $50,000 or that otherwise are material to the business or prospects of the Company (collectively, including the contracts that are the subject of Section that 4.11, 4.14 and 4.15 of this Agreement, the "MATERIAL CONTRACTS"). All nonmaterial contracts of the Company do not in the aggregate represent a material portion of the Liabilities of the Company. The Company has delivered or made available to the Purchasers accurate and complete copies of all Material Contracts identified in Part 4.12(a) of the Disclosure Schedule, including all amendments thereto.

               (b) Each Material Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

               (c) Except for such matters as would not reasonably be expected to have a material adverse effect on the Company:

                   (i) the Company is not in default under any Material Contract and to the Company's and CIBER's Knowledge, no Person has violated or Breached, or declared or committed any default under, any Material Contract;

                   (ii) to the Company's and CIBER's Knowledge, no event has occurred, and no circumstance or condition exists, that would reasonably be expected (with or without notice or lapse of time) to:
         (A) result in a violation or Breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy in respect of a default under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                   (iii) the Company has not to its Knowledge waived any of its material rights under any Material Contract; and

                   (iv) to the Company's Knowledge no party to any Material Contract has made a claim to the effect that the Company has failed to perform an obligation thereunder.

               (d) Except as set forth in Part 4.12(d) of the Disclosure
Schedule:

                   (i) the Company is not bound by any guarantee or other agreement to cause, insure or become liable for, and has not pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                   (ii) the Company is not a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

               (e) The performance by the Company of its obligations under the Material Contracts will not result in any material violation of or failure to comply with any Legal Requirement.

               (f) No Person is renegotiating, or has the right to renegotiate, any material amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

               (g) The Contracts identified in Parts 4.11, 4.12(a), 4.13(e),
4.14 and 4.15 of the Disclosure Schedule, the Transaction Agreements and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its application service provider business in the manner in which such business is currently being conducted.

               (h) Part 4.12(h) of the Disclosure Schedule lists each proposed Contract as to which any written bid, offer, proposal, term sheet or similar document has been submitted or received by the Company or by CIBER or any of its Affiliates on behalf of the Company, other than those listed or referred to in Parts 4.11(b), 4.14 and 4.15 of the Disclosure Schedule.

               (i) To the Company's and CIBER's Knowledge, there is no plan, intention or indication of any contracting party to any Material Contract to cause the termination, cancellation or modification of such Material Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Company.

        4.13   EMPLOYEES; EMPLOYEE BENEFITS.

               (a) Part 4.13(a) of the Disclosure Schedule contains a list of all employees of the Company, together with their respective job titles. To the Company's and CIBER's Knowledge (excluding from the definition of Knowledge for the purposes of this Section 4.13(a) only any Knowledge held by the employee or officer in question regarding the termination of such employee's or officer's employment), no employee intends to terminate his employment with the Company prior to or within 12 months following the Closing.

               (b) Part 4.13(b) of the Disclosure Schedule contains a list of individuals who are currently performing services for the Company that are material to the operation of its business and are classified as "consultants" or "independent contractors" (other than individuals listed in Part 4.13(c) of the Disclosure Schedule).

               (c) Part 4.13(c) of the Disclosure Schedule contains a list of all CIBER employees and consultants who are currently performing services for the Company that are material to the operation of the Company's business.

               (d) Except as set forth in Part 4.13(d) of the Disclosure Schedule, the Company does not now have and has not in the past had in effect any bonuses, profit sharing, pension, deferred compensation or similar plan or agreement for the benefit of any of its employees.

               (e) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's or CIBER's Knowledge, threatened with respect to the Company. Except for those employment agreements identified in Part 4.13(e) of the Disclosure Schedule, no employee has any agreement or contract, written or oral, regarding his employment.

               (f) To the Knowledge of the Company and except for such matters as would not reasonably be expected to have a material adverse effect on the Company, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment or consulting contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company. The Company has not received any notice alleging that any such violation has occurred. The Company does not have a present intention to terminate the employment of any officer, key employee or group of key employees.

        4.14   RECEIVABLES; MAJOR CUSTOMERS.

               (a) Part 4.14(a) of the Disclosure Schedule provides an accurate and complete list of (i) all customers that have entered into agreements with the Company pursuant to which the Company has begun work and a material amount of work remains to be completed as of the date hereof; (ii) all such customers with respect to which a material amount of work has not yet commenced as of the date hereof; (iii) all potential customers with which the Company has entered into a letter of intent, memorandum of understanding or similar written agreement, whether or not legally binding, or has engaged in substantive bona fide negotiations relating to a proposed written form of such an agreement; (iv) all potential customers to whom written material bids or proposals have been submitted within the past 12 months as well as the status of each such bid or proposal; and (v) all other potential customers that are considered active prospects by the Company that are included in the Company's pipeline report as of the date hereof. Such list indicates which software products are agreed or proposed (as the case may be) to be supplied to each such customer and whether the Company or the customer has any understanding or agreement with the vendor(s) of such software products regarding the provision thereof and, if so, a brief description of such understanding or agreement.

               (b) Part 4.14(b) of the Disclosure Schedule accurately identifies, and provides a list of the gross revenues received from, each customer or other Person that accounted for more than $50,000 of the gross revenues of the Company for the 1999 calendar year. The Company has not received any written notice or other written communication and neither the Company nor CIBER has any Knowledge that an event has occurred, or a circumstance or condition exists, excluding general industry, competitive and economic conditions, that would reasonably be expected (with or without notice or lapse of time) to: (A) result in any customer or Person identified in Part 4.14(b) of the Disclosure Schedule ceasing to deal with the Company or otherwise reducing the volume of business transacted by such customer or person below historical levels, (B) result in a violation or Breach of any of the provisions of any Contract with a customer or other Person identified in
Part 4.14(b) of the Disclosure Schedule, (C) give any Person the right to declare a default or exercise any remedy in respect of a default under any Contract with a customer or other Person identified in Part 4.14(b) of the Disclosure Schedule or (D) give any Person the right to accelerate the maturity or performance of any Contract with a customer or other Person identified in Part 4.14(b) of the Disclosure Schedule.

               (c) Part 4.14(c) of the Disclosure Schedule provides an aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999.

               (d) Except as set forth in Part 4.14(d) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Financial Statements that have not yet been collected and those accounts receivable that have arisen since December 31, 1999, and that have not yet been collected):

                   (i) represent in all material respects valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

                   (ii) are current and are expected (without representation or warranty to such effect) to be collected in full (without any counterclaim or setoff) in the Ordinary Course of Business, subject to the reserve for doubtful accounts reflected in the Financial Statements and the Closing Date Balance Sheet.

        4.15   MAJOR SUPPLIERS.

               (a) Part 4.15(a) of the Disclosure Schedule lists each of the vendors of software that is material to the business operations of the Company and is used by the Company in connection with its business as currently operated as of December 31, 1999 (including software licensed or owned directly by customers of the Company where the provision, implementation or integration of such software for such customers is part of the Company's business or with respect to which the Company provides or has provided consulting services for such customers). Such list also specifies the nature of the contractual relationship, if any, between the Company and such vendor, including whether the Company is an authorized reseller or sublicensor of such software.

               (b) The Company is current on all payment obligations to such vendors, except for invoices disputed in the Ordinary Course of Business.

               (c) Part 4.15(c) of the Disclosure Schedule accurately identifies, and provides a summary of the amounts paid to each supplier or other Person that received more than $25,000 from the Company for the 1999 calendar year. The Company has not received any written notice or other written communication and neither the Company nor CIBER has any Knowledge that an event has occurred, or circumstance or condition exists, excluding general industry, competitive and economic conditions, that would reasonably be expected (with or without notice or lapse of time) to: (A) result in a Breach of any of the provisions of any Contract with a software vendor or other Person identified in Part 4.15(c) of the Disclosure Schedule, (B) give any Person the right to declare a default or exercise any remedy in respect of a default under any Contract with a software vendor or other Person identified in Part 4.15(c) of the Disclosure Schedule or (C) give any Person the right to accelerate the maturity or performance of any Contract with a software vendor or other Person identified in Part 4.15(c) of the Disclosure Schedule.

        4.16   TAX MATTERS.

               (a) The Company has timely filed all Tax Returns (federal, state and local) required to be filed by it. The Company has never been advised that any of its Tax Returns have been or are being audited.

               (b) The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) ("USRPHC") during the five-year period preceding the date of this Agreement. The Company shall use its Best Efforts to ensure that it does not at any time in the future become a USRPHC. From time to time, upon the request of any Purchaser, the Company shall make a determination as to its status as a USRPHC. If at any time in the future the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

               (c) Except for Tax Liabilities of the consolidated group of which CIBER is the common parent and only to the extent imposed by applicable Legal Requirements respecting the liability of wholly-owned subsidiaries for tax liabilities of their corporate parents and Affiliates, the Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or other Entity other than the Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. The Company is not, and has never been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract.

        4.17 SECURITIES LAWS COMPLIANCE; REGISTRATION RIGHTS. The Company has complied with all applicable federal and state securities laws in connection with all offers and sales of securities prior to the date of this Agreement. The Company has not heretofore granted any purchaser of its securities the right to require the Company to register any securities under the Securities Act.

        4.18 FINDERS AND BROKERS. None of the Company, CIBER or any Person acting on behalf of the Company or CIBER has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein, except for Merrill Lynch.

        4.19 ENVIRONMENTAL COMPLIANCE. The Company is in compliance in all material respects with all applicable Environmental Laws. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and to its Knowledge there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any Legal Requirement relating to pollution or protection of human health or the environment.

        4.20   INSURANCE.

               (a) Part 4.20(a) of the Disclosure Schedule contains certificates of insurance as provided by each of the Company's insurance carriers describing the policies referenced therein or, if such a certificate is not available from a carrier, descriptions thereof prepared by the Company.

               (b) Each of the policies identified in Part 4.20(a) of the Disclosure Schedule is valid, enforceable and in full force and effect. All premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. Except as set forth in Part 4.20(b) of the Disclosure Schedule, the Company has performed in all material respects all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to the Company.

               (c) There is no pending claim under or based upon any of the policies identified in Part 4.20(a) of the Disclosure Schedule, and, to the Company's or CIBER's Knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any material claim.

               (d)    The Company has not received:

                      (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 4.20(a) of the Disclosure Schedule or regarding any actual or possible material adjustment in the amount of the premiums payable with respect to any of said policies;

                      (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 4.20(a) of the Disclosure Schedule; or

                      (iii) any notice or other communication (in writing or otherwise) that the issuer of any of the policies identified in Part 4.20(a) of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

        4.21 RELATED PARTY TRANSACTIONS. Except for employment relationships and as otherwise set forth in Part 4.21 of the Disclosure Schedule and as contemplated herein:

               (a) no Related Party has, and no Related Party has at any time since December 31, 1999, had, any direct interest of any nature in any asset material to the business operations of the Company, including, without limitation, any licenses, any leases of real or tangible personal property, rights associated with any Contracts or Proprietary Assets held by any Related Party of the Company that are either (i) currently used in the Company's business or services or (ii) contemplated in the business plan to be used in the Company's business or services (other than as contemplated in the Transaction Agreements) (the "AFFILIATED ASSETS");

               (b) no Related Party is, or has at any time since December 31, 1999, been, indebted to the Company (other than advances to employees for travel or business expenses in the Ordinary Course of Business);

               (c) since December 31, 1999, no Related Party has entered into, or has had any direct material financial interest in, any Material Contract, transaction or business dealing of any nature involving the Company;

               (d) no Related Party is competing, or has at any time since December 31, 1999, competed by providing substantially similar or substitute services with the Company in any market served by the Company;

               (e) no Related Party has any material claim against the Company; and

               (f) to the Company's and CIBER's Knowledge, no event has occurred, and no condition or circumstance exists, that is reasonably likely (with or without notice or lapse of time) to give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

        4.22 ABSENCE OF CHANGES. Except as set forth in Part 4.22 of the Disclosure Schedule and except for the transactions contemplated hereby, since December 31, 1999:

               (a) there has not been any material adverse change in the Company's business, financial condition or results of operations, and no event has occurred that would reasonably be expected to have a material adverse effect on the Company's business, financial condition or results of operations;

               (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Company has not sold or otherwise issued any shares of capital stock or any other securities, except for the grant of options under the Existing Plan or pursuant to the exercise of outstanding options and warrants;

               (e) the Company has not amended its certificate of incorporation or bylaws, other than as anticipated herein, and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (f) the Company has not purchased or otherwise acquired any asset from any other Person with a purchase price greater than $50,000, except for supplies acquired by the Company in the Ordinary Course of Business;

               (g) the Company has not leased or licensed any asset from any other Person worth in excess of $50,000;

               (h) the Company has not made any capital expenditure in excess of $50,000, other than with respect to the Data Center;

               (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any material asset to any other Person except in the Ordinary Course of Business;

               (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $50,000;

               (k) the Company has not pledged or hypothecated any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance;

               (l) the Company has not made any material loan or advance to any other Person (other than advances to employees for travel or business expenses in the Ordinary Course of Business);

               (m) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) other than in the Ordinary Course of Business, paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

               (n) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of Business;

               (o) there has been no resignation or termination of employment of any officer or key employee of the Company;

               (p) there has been no material labor dispute involving the Company or its employees and none is pending or, to the Knowledge of the Company, threatened;

               (q) the Company has not incurred, assumed or otherwise become subject to any Liability, other than:

                   (i) Liabilities set forth on Part 4.06(c) of the Disclosure Schedule;

                   (ii) accounts payable and accrued Liabilities (e.g. payroll) (of the type required to be reflected as current Liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP);

                   (iii) the Company's obligations under the Contracts listed in Part 4.12 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts;

                   (iv)     the CIBER Advance; and

                   (v) Liabilities that have arisen since the date of the Financial Statements in the Ordinary Course of Business, are otherwise permitted in accordance with this Section 4.22, or are set forth on Part 4.06(c) of the Disclosure Schedule.

               (r) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable and accrued Liabilities that (i) are reflected as current liabilities in the "liabilities" column of the Financial Statements or have been incurred by the Company since December 31, 1999, in the Ordinary Course of Business, or (ii) have been discharged or paid in the Ordinary Course of Business;

               (s) the Company has not forgiven any debt in excess of $50,000 or otherwise released or waived any material right or claim;

               (t) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

               (u) the Company has not entered into any material transaction or taken any other action outside the Ordinary Course of Business; and

               (v) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(u)" above.

        4.23 POWERS OF ATTORNEY. Except as listed on Part 4.23 of the Disclosure Schedule, the Company has not given a power of attorney to any Person.

        4.24   BENEFIT PLANS; ERISA.

               (a) Part 4.24 of the Disclosure Schedule lists (i) all Employee Benefit Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company, and
(iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, in each case to which the Company or which CIBER on behalf of the Company, maintains, contributes to or has any obligation to or liability for (collectively, the "PLANS").

               (b) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under
Section 4980B of the Code and Sections 601 through 608 of ERISA.

               (c) Each Plan that is an Employee Benefit Plan complies by its terms and in operation in all material respects with the requirements provided by any and all statutes, Orders or governmental rules or regulations currently in effect and applicable to such Plan, including but not limited to ERISA and the Code.

                (d) All reports, forms and other documents required to be filed with any Government Body with respect to any Plan (including, without limitation, Forms 5500 and summary annual reports) have been timely filed and are accurate in all material respects.

               (e) Each Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service so to qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from Taxation under
Section 501 of the Code. Nothing has
occurred since the date of the Internal Revenue Service's favorable determination letter, if any, that could adversely affect the qualification of the Plan and its related trust. The Company will timely and properly apply for a written determination by the Internal Revenue Service on the qualification of the Company's 401(k) Savings Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

               (f) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by the Company in accordance with past practice.

               (g) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date.

               (h) As of the Closing Date, neither the Company nor any Member of the Controlled Group contributes to or has ever contributed to or been obligated to contribute to a Multiemployer Plan or a plan that is subject to Title IV of ERISA or Section 412 of the Code.

               (i) With respect to each Plan:

                   (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                   (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan;

                   (iii) neither the Company nor CIBER has any Knowledge of any facts that could give rise to any such action or claim; and

                   (iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

               (j) Neither the Company nor any Member of the Controlled Group has any liability or, to the Knowledge of the Company, is threatened with any liability (whether joint or several) for any excise Tax imposed by Sections 4975, 4976, 4977 or 4979 of the Code.

               (k) All of the Plans listed in Part 4.24 of the Disclosure Schedule, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Section 601 through 608 of ERISA.

               (l) True, correct and complete copies of all documents creating or evidencing any Plan listed in Part 4.24 of the Disclosure Schedule have been made available to the Purchasers, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been made available to the Purchasers. There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed in Part 4.24 of the Disclosure Schedule.

               (m) All expenses and liabilities relating to all of the Plans described in Part 4.24 of the Disclosure Schedule have been fully and properly accrued on the Company's books and records and disclosed in accordance with GAAP and in Plan financial statements.

        4.25   FULL DISCLOSURE.

               (a) Neither this Agreement (including all Schedules and Exhibits hereto) nor any of the Transaction Agreements contains or will contain any untrue statement of fact; and none of such documents, when taken together, omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

               (b) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, financial condition or results of operations that has been furnished to the Purchasers or any of their respective Representatives by or on behalf of the Company or CIBER or any of their respective Representatives, when taken together, is accurate and complete in all material respects.

               (c) The Company and CIBER have provided the Purchasers and their respective Representatives with full and complete access to all of the Company's records and other documents and data.

        4.26 DATA CENTER. The Company is in the process of constructing and upgrading a data center located in Columbia, South Carolina (the "DATA CENTER"). Part 4.26 of the Disclosure Schedule sets forth the project plan and budget for the Data Center in addition to the expenditures to date in respect of the Data Center and the anticipated expenditures required to complete construction of the Data Center. Such information accurately reflects the Company's and CIBER's plans, expenses and anticipated future expenses with respect to the Data Center. The Company and CIBER have provided to the Purchasers with access to all relevant information, documents and other materials relating to the Data Center.

        4.27 UNRELATED BUSINESS TAXABLE INCOME. Any gross income derived by Centennial from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business Taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 5.12(b)(4) of the Code in calculating unrelated business Taxable income.

        4.28 PERFORMANCE BONDS, ETC. Except as set forth in Part 4.30 of the Disclosure Schedule, there are no outstanding performance bonds, standby letters of credit or other similar obligations of the Company in connection with any of the Company Contracts.

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

        5.01 REQUISITE POWER AND AUTHORITY. Such Purchaser has all right, power and authority necessary to enter into and to perform its obligations under this Agreement and the Transaction Agreements to which it is a party, and the execution, delivery and performance by such Purchaser of this Agreement and the Transaction Agreements to which it is a party, and the consummation or performance of the transactions contemplated herein and therein, have been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Transaction Agreements to which it is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy or creditors' rights generally.

        5.02 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any other Transaction Agreement, nor the consummation or performance of any of the transactions contemplated herein or therein, will directly or indirectly contravene, conflict with or result in a violation of
(a) any of the provisions of such Purchaser's certificate of incorporation, bylaws, partnership agreement or other document of governance, as applicable, or (b) any resolution adopted by such Purchaser's stockholders, such Purchaser's board of directors or any committee of such Purchaser's board of directors or such Purchaser's investment committee or other governing body, as applicable.

        5.03 INVESTMENT REPRESENTATIONS. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement.

               (a) PURCHASER BEARS ECONOMIC RISK. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares and the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

               (c) PURCHASER CAN PROTECT ITS INTEREST. By reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

               (d) ACCREDITED INVESTOR. Such Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

               (e) COMPANY INFORMATION. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) RULE 144. Such Purchaser acknowledges and agrees that the Shares and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

        5.04 CONSENTS. All Consents, approvals, Orders, or authorizations of, or registration, qualification, designation, declaration or filing with any Governmental Body or banking authority required on the part of such Purchaser in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and shall be effective as of the Closing.

6.      PRE-CLOSING COVENANTS

        6.01 ACCESS AND INVESTIGATION. The Company and CIBER shall ensure that, at all times during the Pre-Closing Period:

               (a) the Company and CIBER and their respective Representatives provide the Purchasers and their respective Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers, Company Contracts and other documents and information relating to the Company;

               (b) the Company and CIBER and their respective Representatives provide the Purchasers and their respective Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchasers may request in good faith; and

               (c) the Company and CIBER and their respective Representatives compile and provide the Purchasers and their respective Representatives with such additional financial, operating and other data and information regarding the Company as the Purchasers may request in good faith.

        6.02 OPERATION OF BUSINESS. During the Pre-Closing Period, the Company shall, and CIBER shall use its Best Efforts to cause the Company to:

               (a) conduct its operations exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement and as contemplated by the Business Plan;

               (b) preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the Company;

               (c) keep in full force all insurance policies identified in
Part 4.20(a) of the Disclosure Schedule;

               (d) cause its officers to confer regularly with the Purchasers concerning operational matters and otherwise report regularly to the Purchasers concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

               (e) promptly notify the Purchasers of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

               (f) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except as expressly contemplated by this Agreement);

               (g) not sell or otherwise issue any shares of capital stock or any other securities other than pursuant to the exercise of options or warrants outstanding as of the Closing Date or the granting of new options under the Existing Plan;

               (h) not amend its certificate of incorporation or bylaws (except as expressly contemplated by Section 6.10 of this Agreement), and not cause or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (other than in connection with the Transactions contemplated by this Agreement and the Transaction Agreements);

               (i) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (j) not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and capital expenditures with respect to the Data Center that are contemplated by the project plan and budget set forth in Part 4.26 of the Disclosure Schedule, and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $50,000 in the aggregate;

               (k) not enter into or permit any of the assets owned or used by the Company to become bound by any Material Contract outside of the Ordinary Course of Business, except for any Excluded Contract;

               (l) not incur, assume or otherwise become subject to any Liability, except for current Liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

               (m) not, without the Consent of the Purchasers, which Consent shall not be unreasonably withheld or delayed, establish or adopt any Employee Benefit Plan, and, except in the Ordinary Course of Business, not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

               (n) not change any of its methods of accounting or accounting practices in any material respect;

               (o)  not make any material Tax election;

               (p) promptly notify the Purchaser following the commencement of any Proceeding involving or in any way relating to the Company;

               (q) not enter into any transaction or take any other action of the type referred to in Section 4.22;

               (r) not enter into any transaction or take any other action, in each case, outside the Ordinary Course of Business;

               (s) not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Company or CIBER in this Agreement; and

               (t) not agree, commit or offer (in writing or otherwise), and not attempt, to take any of the actions described in clauses "(f)" through "(s)" of this Section 6.02.

        6.03 FILINGS AND CONSENTS. During the Pre-Closing Period, each of the parties hereto shall use their Best Efforts to cause:

               (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Material Contract, or otherwise) by any such party in connection with the execution and delivery of any of the Transaction Agreements or in connection with the consummation or performance of any of the transactions contemplated herein (including the Notification and Report Form under the Hart-Scott-Rodino Act required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, Form D pursuant to Regulation D under the Securities Act and each of the filings and notices identified in Part 4.05(i) of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

               (b) a response to be delivered as promptly as practicable to all inquiries received from the Federal Trade Commission and the Antitrust Division for additional information or documentation in connection with the filing made under the Hart-Scott-Rodino Act;

               (c) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Material Contract, or otherwise) by each such party in connection with the execution and delivery of any of the Transaction Agreements or in connection with the consummation or performance of any of the transactions contemplated herein (including each of the Consents identified in Part 4.05(i) of the Disclosure Schedule) as soon as possible after the date of this Agreement and to remain in full force and effect through the Closing Date; PROVIDED, HOWEVER, that no party shall be required to enter into any consent decrees or incur any material costs in order to obtain any Consent;

               (d) a copy of each filing made, each notice given and each Consent obtained by such party during the Pre-Closing Period to promptly be made available to the other parties; and

               (e) their respective Representatives to cooperate with the other parties and with such parties' respective Representatives, and prepare and make available such documents and take such other actions as such other parties may request in good faith, in connection with any filing, notice or Consent that such other parties are required or elect to make, give or obtain.

        6.04   NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company and CIBER shall promptly notify the Purchasers, and the Purchasers shall promptly notify the Company and CIBER of:

                   (i) the discovery of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Company or CIBER in this Agreement;

                   (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that comes to the knowledge of the Company or CIBER, on the one hand, or the Purchasers, on the other hand, and that would cause or constitute a Breach of any representation or warranty made by the Company or CIBER in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                   (iii) any Breach of any covenant or obligation of the Company or CIBER; and

                   (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in
        Article 7 impossible or unlikely.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.04(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and CIBER shall promptly deliver to the Purchasers an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or CIBER in this Agreement, or (ii) determining whether any of the conditions set forth in Article 7 has been satisfied; PROVIDED, HOWEVER, that they shall be deemed to be an amendment to the Disclosure Schedule for purposes of Article 10 hereof. In addition, the Company and CIBER and their respective representatives shall provide the Purchasers and their respective representatives with

(i) any additional documents and information responsive to a request of the Purchasers that become available subsequent to the Company's or CIBER's response to such request and (ii) any documents or information that become available that modify, update or supplement any documents or other information already provided to the Purchasers (or any of them), in each case as promptly as reasonably practicable after such additional information, documents or materials become available.

        6.05 PAYMENT OF INDEBTEDNESS BY RELATED PARTIES. Except with respect to the CIBER Advance, the Company and CIBER shall cause all material indebtedness and other Liabilities of each Related Party to the Company (including any such indebtedness or other Liability identified in Part 4.21 of the Disclosure Schedule, but excluding travel advances to employees of the Company in the Ordinary Course of Business) to be discharged and paid in full prior to the Closing.

        6.06 NO NEGOTIATION. The Company and CIBER shall ensure that, during the Pre-Closing Period, none of the Company, CIBER or any of the Company's or CIBER's Representatives directly or indirectly:

               (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchasers and any Additional Purchasers) relating to any Acquisition Transaction;

               (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchasers and any Additional Purchasers) relating to any Acquisition Transaction; or

               (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchasers and any Additional Purchasers) relating to any Acquisition Transaction.

        6.07 BEST EFFORTS. During the Pre-Closing Period, the Company and CIBER shall use their respective Best Efforts to cause the conditions set forth in Article 7 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would reasonably be expected to result in any of the representations and warranties set forth in this Agreement becoming untrue, in any of the conditions of Closing set forth in Article 7 not being satisfied or in the business of the Company becoming materially less valuable.

        6.08 CONFIDENTIALITY. The Company and CIBER shall ensure that, during the Pre-Closing Period:

               (a) the Company, CIBER and their respective Representatives keep strictly confidential the existence and terms of this Agreement, except as otherwise required by any applicable Legal Requirement or by the terms of this Agreement;

               (b) none of the Company, CIBER or any of their respective Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated herein, except to the extent that the Company or CIBER is required by law to make any such disclosure regarding the transactions contemplated herein; and

               (c) if the Company is required by law to make any disclosure regarding the transactions contemplated herein, the Company advises the Purchasers, at least five business days (to the extent practicable) before making such disclosure, of the nature and content of the intended disclosure.

        6.09 STOCK OPTION PLAN. The Company and CIBER shall ensure that prior to the Closing:

               (a) the Company takes all necessary and appropriate steps to amend the Existing Plan to be substantially in the form attached hereto as EXHIBIT E.

               (b) the Company takes all necessary and appropriate steps to assure that all outstanding options under the Existing Plan have been issued in compliance with applicable Legal Requirements and to take and complete all appropriate corrective measures to the satisfaction of Purchasers with respect to any options that have not been issued in compliance therewith; and

               (c) the Company shall not grant any options (or commit to grant any options) to purchase shares in the Company except under the Existing Plan, it being understood that such options shall be granted or committed solely (i) in connection with recruitment of new employees to the Company and (ii) if such options have an exercise price at least equal to the fair market value of each share of the Common Stock for which such options are exercisable as of the date of the grant.

        6.10 APPROVAL OF CERTIFICATE OF DESIGNATION; AUTHORIZATION OF SHARES. The Company and CIBER shall ensure that during the Pre-Closing Period:

               (a) the Company approves or adopts, as applicable, by all necessary further action of its board of directors and stockholders, the Certificate of Designation in the form attached hereto as EXHIBIT B, and CIBER and its transferees, if applicable, shall vote their shares and execute and deliver or cause to be executed and delivered any instruments, certificates, actions by written consent of stockholders or other documents or take such other actions (or refrain from taking such actions) as may reasonably be required for the purposes of approving the adoption of the Certificate of Designation;

               (b) the Company authorizes, by all necessary further action of its board of directors and stockholders, the sale and issuance to the Purchasers of the Shares and the issuance and reservation of the Conversion Shares to be issued upon conversion of the Shares; and

               (c) the Shares and the Conversion Shares authorized by the Company's board of directors and stockholders have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.

        6.11 AFFILIATED ASSETS. The Affiliated Assets shall either (a) be assigned to the Company or (b) the Company shall obtain rights from the applicable Affiliate sufficient to allow the Company to enjoy full use the Affiliated Assets for the conduct of its business and the provision of its services, which rights shall be satisfactory to the Purchasers in their sole discretion; PROVIDED, HOWEVER, that the Transition Services Agreement shall be deemed satisfactory to the Purchasers with respect to the services or rights described therein.

7.       CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

         The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction (or waiver by each such Purchaser) of the following conditions as of the Closing
Date:

        7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

        7.02 EXECUTION OF AGREEMENTS. Concurrent with the Closing, (a) the Company, the Purchasers and the existing stockholders of the Company shall have executed and delivered the Stockholders Agreement; (b) Verio and the Company shall have executed and delivered the Platform Services Agreement;
(c) Verio and the Company shall have executed and delivered the Adjunct Services Agreement; (d) CIBER and the Company shall have executed and delivered the Transition Services Agreement; and (e) CIBER and the Company shall have executed and delivered the Alliance Agreement.

        7.03 CERTIFICATE OF DESIGNATION. Prior to or concurrent with the Closing, the Company shall have filed the Certificate of Designation in the form attached hereto as EXHIBIT B with the Secretary of State of the State of Delaware and shall have delivered a certified copy of such Certificate of Designation to the Purchasers.

        7.04 BUSINESS PLAN. CIBER and the Purchasers shall have prepared and each shall have approved (a) a strategic business plan of the Company (including a specification of the scope of the Company's business activities) and (b) an operating budget for the Company for 2000 and 2001

        7.05 CONSENTS, PERMITS, WAIVERS AND APPROVALS. The applicable waiting period under the Hart-Scott-Rodino Act relating to the transactions contemplated hereby shall have expired and the Company and the Purchasers shall have received any and all other Consents necessary for and material to the consummation of the transactions contemplated hereunder. In addition, any Consents required for the transactions contemplated hereunder under the Transaction Agreements and under any other Company Contracts shall have been obtained.

        7.06 RESERVATION OF CONVERSION SHARES. The Company shall have duly authorized and reserved sufficient shares of Common Stock for issuance of the Conversion Shares.

        7.07 CORPORATE DOCUMENTS. The Company shall have delivered to the Purchasers or their respective counsel, copies of all corporate documents of the Company as the Purchasers shall reasonably request.

        7.08 COMPLIANCE CERTIFICATE. The Company and CIBER each shall have delivered to the Purchasers a certificate, executed by the Presidents of CIBER and the Company, respectively, dated as of the Closing Date and certifying that (a) each of the representations and warranties made by the Company and CIBER, as the case may be, in this Agreement is accurate in all material respects as of the Closing Date and (b) each of the conditions set forth in this Article 7 has been satisfied in all respects.

        7.09 DELIVERY OF LEGAL OPINION. The Purchasers shall have received the legal opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company, and the legal opinion of Davis, Graham & Stubbs, LLP, counsel to CIBER, in the form reasonably agreed by the Purchasers and the Company or CIBER, as the case may be.

        7.10 CERTIFICATION OF SECURITIES HOLDINGS. The Company shall have provided to Centennial a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents.

        7.11 NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENTS. All of the employees and all of the officers of the Company and all consultants to the Company under contract with the Company as of the Closing Date shall have executed a Confidentiality, Anti-Solicitation And Invention Assignment Agreement substantially in the form attached hereto as EXHIBIT D or in such other form reasonably acceptable to the Purchasers.

        7.12 AFFILIATED ASSETS. The Affiliated Assets shall either (a) be assigned to the Company or (b) the Company shall obtain rights from the applicable Affiliate sufficient to allow the Company to enjoy full use the Affiliated Assets for the conduct of its business and the provision of its services, which rights shall be satisfactory to the Purchasers in their sole discretion; PROVIDED, HOWEVER, that the Alliance Agreement and the Transition Services Agreement shall be deemed satisfactory to the Purchasers with respect to the services or rights described thereunder.

        7.13 AMENDMENT TO EXISTING PLAN. The Existing Plan shall have been amended as contemplated in Section 6.09.

        7.14 QUALIFICATION TO CONDUCT BUSINESS. The Company shall have filed all required documents with the relevant Governmental Bodies to be qualified to conduct business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualifications.

        7.15 EMPLOYMENT AGREEMENTS. The employment agreements between each of Rob Unger, Jim Cole and Pam Nash, respectively, and CIBER (in the case of Mr. Unger) and The Summit Group, Inc. (in the case of Mr. Cole and Ms. Nash) shall either: (a) be assigned to the Company or (b) be replaced by new employment agreements between the

Company and each such employee, the terms of which employment agreements shall be reasonably acceptable to the Purchasers.

        7.16 INSURANCE. The Company shall procure insurance coverage consistent with its current level of insurance coverage and provide the Purchasers with evidence thereof, which insurance policies shall be reasonably acceptable to the Purchasers.

        7.17 COMPANY BENEFITS PLANS. The Company shall obtain its own employee benefits plans sufficient to provide its employees with the current level of benefits coverage, which employee benefits plans shall be reasonably acceptable to the Purchasers.

        7.18 PIPELINE REPORT. The Company shall have provided to the Purchasers a revised pipeline report, updated to no earlier than one week prior to the Closing Date, which report shall be in the form set forth in
Section 4.14(a).

8. CONDITIONS PRECEDENT TO THE COMPANY'S AND CIBER'S
OBLIGATIONS

        The obligation of the Company and CIBER to complete the transactions contemplated hereby shall be subject to the satisfaction (or waiver by each of the Company and CIBER) of the following conditions as of the Closing Date:

        8.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date.

        8.02 EXECUTION OF AGREEMENTS. Prior to or concurrent with the Closing, (a) the Company, the Purchasers and the existing stockholders of the Company shall have executed and delivered the Stockholders Agreement; (b) Verio and the Company shall have executed and delivered the Platform Services Agreement; (c) Verio and the Company shall have executed and delivered the Adjunct Services Agreement; (d) CIBER and the Company shall have executed and delivered the Alliance Agreement; and (e) CIBER and the Company shall have executed and delivered the Transition Services Agreement.

        8.03 BUSINESS PLAN. CIBER and the Purchasers shall have prepared and each shall have approved (a) a strategic business plan of the Company (including a specification of the scope of the Company's business activities) and (b) an operating budget for the Company for 2000 and 2001.

        8.04 CONSENTS, PERMITS, WAIVERS AND APPROVALS. The applicable waiting period under the Hart-Scott-Rodino Act relating to the transactions contemplated hereby shall have expired and the Company and the Purchasers shall have received any and all other Consents necessary for the consummation of the transactions contemplated hereunder, including, but not limited to, approval by each of CIBER's and Verio's respective boards of directors and Centennial's investment committee. In addition, any Consents required for the transactions contemplated hereunder under any Company Contracts shall have been obtained.

        8.05 COMPLIANCE CERTIFICATE. The Purchasers each shall have delivered to the Company and CIBER a certificate, executed by their respective officers, dated as of the Closing Date setting forth the representations and warranties of the Purchasers and certifying that (a) each of the representations and warranties made by the Purchasers in this Agreement is accurate as of the Closing Date and (b) each of the conditions set forth in this Article 8 has been satisfied in all respects.

9.       EXPENSE REIMBURSEMENT

         The Company hereby agrees to reimburse each Purchaser for its out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all expenses incurred in connection with its due diligence examination of the Company, the advisory fees of Lazard Freres, the preparation and negotiation of this Agreement, the Stockholders Agreement and all other documents evidencing the transactions contemplated herein (including the reasonable fees and expenses of Morrison & Foerster LLP, as legal counsel representing Verio, and Holland & Hart LLP, as legal counsel representing Centennial) and in connection with the enforcement of rights and remedies of the Purchasers hereunder and under the Stockholders Agreement and all other documents evidencing the transactions contemplated herein; PROVIDED, HOWEVER, that each of Verio and CIBER shall pay all of the fees and expenses of their own legal counsel in respect of the Platform Services Agreement, the Adjunct Services Agreement, the Alliance Agreement and the Transition Services Agreement.

10.      INDEMNIFICATION, ETC.

         10.01   SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                 (a) To the extent provided in this Section 10.01(a), the representations, warranties, covenants and obligations of each party shall survive the Closing, any subsequent sale or other disposition of any or all of the Shares and any subsequent Acquisition Transaction effected by or otherwise involving the Purchasers, CIBER or the Company, but only for the purpose of being true and correct in all material respects as of the Closing (other than those covenants which by their specific terms require performance after the Closing). Any representation the Breach of which the Company or CIBER had Knowledge (as defined under subpoint (a) of the definition of Knowledge) on or prior to the Closing (a "KNOWING BREACH") and any covenants or obligations to be performed after the Closing shall survive and continue for the applicable statute of limitation period or periods legally applicable to them. The survival of the other representations, warranties (as well as the covenants and obligations to be performed prior to the Closing Date) of the parties shall terminate, and be deemed to have been satisfied and discharged in full, on the earlier of (i) the first anniversary of the Closing Date and (ii) the consummation of the Initial Public Offering.

                 (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be part of the representations and warranties made by the Company and CIBER in this Agreement.

         10.02   INDEMNIFICATION BY THE COMPANY AND CIBER.

                 (a) The Company and CIBER shall, subject to Section 10.02(d) jointly and severally, indemnify, defend and hold harmless the Purchasers (collectively, the "INDEMNITEES" and individually each an "INDEMNITEE") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages (and in the case of any Breach of the representations and warranties set forth in Sections 4.13(a), 4.14(a) and (b), 4.15(a) and (b),
4.21 and 4.22(o) (collectively, the "SPECIFIED REPRESENTATIONS"), Special Damages) which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether such Damages (or Special Damages, as applicable) relate to any third party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with:

                     (i) any Breach of any representation or warranty made by the Company or CIBER in this Agreement;

                     (ii) any Breach of any covenant or obligation of the Company or CIBER; or

                     (iii) any Proceeding relating to any Breach of the type referred to in any of the clauses listed above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Article 10).

                 (b) CIBER acknowledges and agrees that, if there is any Breach of any Specified Representation, then the Purchasers themselves shall be deemed, by virtue of their ownership of Shares, to have incurred such Special Damages as a result of such Breach or Liability to the extent of their equity investment in the Company. The Company and CIBER acknowledge and agree that in computing the amount of any Special Damages to be awarded or indemnified hereunder, (i) the value that the Purchasers placed on the Company was based primarily on their assessment of the Company's future prospects and business opportunities, rather on its current asset value or net worth and (ii) the Company's payment of a claim for Damages or Special Damages will not give rise to a separate or additional claim hereunder.

                 (c) The indemnification provided herein constitutes the sole and exclusive remedy of the Purchasers in connection with Damages or Special Damages suffered in connection with the events specified in Sections 10.02(a)(i), (ii) and (iii).

                 (d) CIBER waives, acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company in connection with any indemnification obligation.

                 (e) Notwithstanding the other provisions of this Section 10.02, in no event shall the Company or CIBER be required to indemnify the Purchasers for Damages or Special Damages until the aggregate amount of such Damages or Special Damages sustained by the Purchasers collectively exceeds $4.5 million. Once such threshold has been met, CIBER and the Company shall indemnify the Purchasers pursuant to this Section 10.02 for the entire amount of such Damages or Special Damages incurred, subject to the provisions of Section 10.02(f).

                 (f) In no event, except with respect to a Knowing Breach, in which case there shall be no limit on the amount of indemnification, shall the Company be obligated to indemnify the Purchasers (or any one of them) hereunder in an aggregate amount exceeding the aggregate purchase price paid by the Purchasers and any Additional Purchasers (or any one of them) for the Shares. In no event shall CIBER be obligated to indemnify the Purchasers hereunder in an aggregate amount exceeding the CIBER Advance (other than in the event of a breach by CIBER of its representation in the final paragraph of Section 4.05 that results in the required return of the purchase price paid by the Purchasers and any Additional Purchaser; PROVIDED, HOWEVER, that any indemnifying party shall bear the reasonable costs of the Indemnitees with respect to any valid claim for indemnification hereunder and any Indemnitee shall bear its own enforcement costs and any reasonable costs incurred by the indemnifying party in connection with an indemnification claim ultimately determined to be invalid.

                 (g) In the case of Damages incurred by the Purchasers in connection with a Breach by the Company or CIBER of any representation, warranty or covenant hereunder other than any Breach of the Specified Representations (and other than a breach by CIBER of its representation in the final paragraph of Section 4.05 that results in the required return of the purchase price paid by the Purchasers and any Additional Purchaser), the Company and CIBER shall be deemed to have fulfilled their indemnification obligations hereunder if CIBER remits the total amount of such indemnification obligation to the Company, rather than to the Purchasers as otherwise required herein; PROVIDED, HOWEVER, that any Damages or Special Damages incurred as a result of a Breach of the Specified Representations or of CIBER's representation contained in the final paragraph of Section 4.05 that results in the required return of the purchase price paid by the Purchasers and any Additional Purchaser shall be made to the Purchasers pro rata to their ownership of the Shares (determined as of the Closing Date) and any required reimbursement of enforcement costs pursuant to this Section 10.02(g) shall be made directly to the Indemnitee that incurred such costs.

                 (h) No party shall have any liability hereunder until the amount of Damages or Special Damages at issue has been (i) finally determined by a court of competent jurisdiction or (ii) agreed to by CIBER and the Company.

11.      TERMINATION

         11.01 RIGHTS TO TERMINATE. This Agreement may be terminated prior to the Closing as follows:

                 (a) MUTUAL CONSENT. Upon the mutual written consent of CIBER and the Purchasers.

                 (b) LITIGATION. By CIBER or the Purchasers if an injunction or other order shall have been issued by a Governmental Body, that restrains or otherwise makes unlawful the consummation of the transactions contemplated by this Agreement and such injunction or other order shall have become final and non-appealable; PROVIDED, however, that no party shall be entitled to terminate this Agreement in reliance of this Section 11.1(b) if such injunction or order shall have resulted from a Breach by such party of this Agreement.

                 (c) CONDITIONS TO BUYER'S OBLIGATIONS NOT MET. By the Purchasers if any of the conditions provided in Article 7 shall not have been satisfied, complied with or performed, in any material respect, on or before March 31, 2000, and the Purchasers have not waived such failure of satisfaction, noncompliance or nonperformance; PROVIDED, HOWEVER that the Purchasers shall not be entitled to terminate this Agreement in reliance on this Section 11.1(c) if such failure of such conditions to be satisfied, complied with or performed shall have resulted from a Breach of this Agreement by the Purchasers.

                 (d) CONDITIONS TO CIBER'S AND THE COMPANY'S OBLIGATIONS NOT MET. By CIBER, if the Closing has not occurred on or before March 31, 2000; PROVIDED, HOWEVER that CIBER shall not be entitled to terminate this Agreement in reliance on this Section 11.1(d) if such failure of such conditions to be satisfied, complied with or performed shall have resulted from a Breach of this Agreement by CIBER or the Company or the failure of CIBER or the Company to obtain a required Consent.

         11.02 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement and the proposed transactions contemplated hereunder shall terminate and each party hereto shall have no further obligation or liability hereunder, except that the provisions of Article 10, shall survive such termination.

12.      MISCELLANEOUS

         12.01   GOVERNING LAW.

                 (a) This Agreement shall be governed in all respects by the laws of the State of Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

                 (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of Denver, Colorado. Each party to this Agreement:

                     (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                     (ii) agrees that each state and federal court located in the City and County of Denver, Colorado shall be deemed to be a convenient forum; and

                     (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 (c) Each party hereto agrees to the entry of an Order to enforce any resolution, settlement, Order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

                 (d) Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

         12.02 SURVIVAL. Subject to Section 10.01, the representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company and CIBER hereunder solely as of the date of such certificate or instrument.

         12.03 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time.

         12.04 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Schedules and the other documents expressly delivered pursuant hereto, including the Stockholders Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         12.05 SPECIFIC ENFORCEMENT. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company and CIBER acknowledge that money damages would be an inadequate remedy for its Breach of this Agreement and Consent to an action for specific performance or other injunctive relief in the event of any such Breach.

         12.06 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12.07 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the mutual written Consent of (a) the Company, (b) CIBER and (c) the holders of at least 70% of the Shares.

         12.08 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:

                if to Verio:               Verio, LLC
                                           8005 South Chester Street
                                           Suite 200
                                           Englewood, CO 80112
                                           Attention: Carla Hamre Donelson
                                           Facsimile: (303) 792-3879

                WITH A COPY TO:            Morrison & Foerster LLP
                                           425 Market Street
                                           San Francisco, CA 94105
                                           Attention: Gavin B. Grover
                                           Facsimile: (415) 268-7522

                if to Centennial:          Centennial Fund VI, L.P.
                                           1428 15th Street
                                           Denver, CO  80202
                                           Attention: General Counsel
                                           Facsimile: (303) 405-7575

                WITH A COPY TO:            Holland & Hart LLP
                                           555 17th Street, Suite 3200
                                           Denver, CO  80202
                                           Attention: Betty C. Arkell
                                           Facsimile: (303) 295-8261

                if to the Company:         Agilera.com, Inc.
                                           400 Inverness Drive South, Suite 300
                                           Englewood, CO  80112
                                           Attention:  President
                                           Facsimile: (303) 874-1401

                WITH A COPY TO:            Brobeck, Phleger & Harrison LLP
                                           370 Interlocken Boulevard
                                           Suite 500
                                           Broomfield, Colorado 80021
                                           Attention:  Paul Hilton
                                           Facsimile:  (303) 410-2199

                if to CIBER:               CIBER, Inc.
                                           5251 DTC Parkway, Suite 1400
                                           Englewood, CO  80111
                                           Attention: Richard A. Montoni
                                           Facsimile: (303) 267-3899

                WITH A COPY TO:            Davis, Graham & Stubbs, LLP
                                           P.O. Box 185
                                           Denver, CO  80201-0185
                                           Attention: Wanda J. Abel
                                           Facsimile: (303) 224-4125

         12.09 COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile delivery shall be effective as if the original counterpart had been delivered.

         12.10 FUTURE FINANCINGS. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company.

         12.11 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any Person, other than the Company and CIBER and their respective officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser, shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and the transactions contemplated herein.

         12.12 PRESS RELEASES AND ANNOUNCEMENTS. All press releases and announcements concerning the transactions contemplated by this Agreement and the other Transaction Agreements shall be mutually agreed to by the Company, CIBER and each of the Purchasers, except for any such disclosure required by law which, in the case of such disclosure by the Company, shall, to the extent practicable under the circumstances, be first discussed with the Purchasers and, in the case of such disclosure by the Purchasers, shall, to the extent practicable under the circumstances, be first discussed with the Company and CIBER.

         12.13   INTERPRETATION.

                 (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                 (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement and the other Transaction Agreements, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement and the other Transaction Agreements.

                 (c) When a reference is made in this Agreement or any other Transactional Agreement to a section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement or such other Transaction Agreement, unless otherwise indicated.

                 (d) References in this Agreement to a particular gender shall include the other gender or the neuter.

         12.14 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and are not for the benefit of, nor may any provision hereof be enforced by, any other Person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                   COMPANY:

                                   AGILERA.COM, INC.


                                   By: /s/ Robert S. Unger
                                      -----------------------------------------
                                   Title: President
                                         --------------------------------------


                                   CIBER:

                                   CIBER, INC.


                                   By: /s/ Richard A. Montoni
                                      -----------------------------------------
                                   Title: CFO/EVP
                                         --------------------------------------


                                   PURCHASERS:

                                   VERIO, LLC


                                   By: /s/ Carla Hamre Donelson
                                      -----------------------------------------
                                   Title: Manager
                                         --------------------------------------



                                   CENTENNIAL FUND VI, L.P.

                                   By:    Centennial Holdings VI, LLC
                                          Its General Partner


                                          By: /s/ Steven C. Halstedt
                                             ----------------------------------
                                             Steven C. Halstedt
                                             Managing Principal

                                   CENTENNIAL ENTREPRENEURS FUND VI, L.P.

                                   By:    Centennial Holdings VI, LLC,
                                          Its General Partner


                                          By: /s/ Steven C. Halstedt
                                             ----------------------------------
                                            Steven C. Halstedt
                                            Managing Principal


                                   CENTENNIAL STRATEGIC PARTNERS VI, L.P.

                                   By:    CSP VI Management, LLC
                                            Its General Partner
                                   By:    Centennial Holdings VI, LLC
                                          Its Managing Member


                                          By: /s/ Steven C. Halstedt
                                             ----------------------------------
                                            Steven C. Halstedt
                                            Its Managing Principal



                                   CENTENNIAL HOLDINGS I, LLC



                                   By  /s/ Steven C. Halstedt
                                      -----------------------------------------
                                      Steven C. Halstedt
                                      Its President and Managing Member




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